                 VERTICAL COMPUTER SYSTEMS, INC. AND SUBSIDIARY



                             -----------------------



                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                             -----------------------

                 Vertical Computer Systems, Inc. and Subsidiary

                                    Contents

Report of Independent Certified Public Accountants                       F-3

Consolidated Financial Statements
      Consolidated Balance Sheet                                         F-4
      Consolidated Statements of Operations                              F-5
      Consolidated Statements of Stockholders' Equity                    F-6
      Consolidated Statements of Cash Flows                              F-7

      Notes to Consolidated Financial Statements                         F-8

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Vertical Computer Systems, Inc. and Subsidiary
Los Angeles, California

We have audited the accompanying consolidated balance sheet of Vertical Computer Systems, Inc. and Subsidiary as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vertical Computer Systems, Inc. and Subsidiary at December 31, 1999 and the results of their operations and cash flows for years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.


                               BDO Seidman, LLP

                               /s/ BDO Seidman, LLP



Los Angeles, California
April 25, 2000

                 Vertical Computer Systems, Inc. and Subsidiary

                           Consolidated Balance Sheet

                                                                                 December 31,
                                                                                     1999
                                                                            ----------------------
                                              Assets
Current assets
   Cash                                                                   $               210,924
   Accounts receivable, less allowance for doubtful accounts of
     $14,900                                                                               14,456
   Receivable due from related party (Note 5)                                              30,247
   Stock subscription receivable (Note 11)                                                 30,700
   Other receivable (Note 7)                                                               30,285
                                                                            ----------------------
Total current assets                                                                      316,612

Property and equipment, net of accumulated depreciation (Note 3)                           28,768
Investment (Note 5)                                                                         9,987
Deposits                                                                                    8,000
                                                                            ----------------------
Total assets                                                              $               363,367
                                                                            ======================

                               Liabilities and Stockholders' Equity

Current liabilities

   Accounts payable and accrued liabilities (Note 4)                      $               121,657
   Accrued dividends (Note 11)                                                             34,891
   Payable due to officer                                                                  15,453
   Payable due to shareholder                                                              13,708
   Note payable (Note 6)                                                                   10,000
                                                                            ----------------------
Total current liabilities                                                                 195,709
                                                                            ----------------------
Total liabilities                                                                         195,709
                                                                            ----------------------

Commitments and contingencies (Note 14)

Stockholders' equity (Notes 10 and 11)
   Common stock; $0.00001 par value; 1,000,000,000 shares
      authorized; 926,603,100 shares issued and
      outstanding                                                                           9,266
   Series B 10% Convertible Preferred stock; $0.001 par value;
      375,000 shares authorized; 7,200 shares issued and
      outstanding                                                                               7
   Series D 15% Convertible Preferred stock; $0.001 par value;
      300,000 shares authorized; 25,000 shares issued and
      outstanding                                                                              25
   Note receivable from shareholder                                                      (166,984)
   Additional paid-in capital                                                             388,171
   Accumulated deficit                                                                    (62,827)
                                                                            ======================
Total stockholders' equity                                                                167,658
                                                                            ----------------------
Total liabilities and stockholders' equity                                $               363,367
                                                                            ======================

                   See accompanying notes to consolidated financial statements.

                Vertical Computer Systems, Inc. and Subsidiary

                     Consolidated Statements of Operations
                For the Years Ended December 31, 1999 and 1998

                                                                                   Years Ended December 31,
                                                                     -----------------------------------------------------
                                                                              1999                           1998
                                                                     ----------------------         ----------------------
Net sales (Notes 5 and 15)                                         $               495,264                        349,475

Cost of sales                                                                       43,988                         46,923
                                                                     ----------------------         ----------------------

Gross profit                                                                       451,276                        302,552

Selling, general and administrative expenses                                       501,332                        270,316
                                                                     ----------------------         ----------------------

Net income (loss) from operations                                                  (50,056)                        32,236
                                                                     ----------------------         ----------------------

Dividend applicable to preferred stock                                              10,590                              -

Net income (loss) available to common shareholders                 $               (60,646)                        32,236
                                                                     ======================         ======================

Basic income (loss) per common share                               $               (0.0001)                           .19
                                                                     ======================         ======================

Basic weighted average number of common shares outstanding                     794,877,073                        170,000
                                                                     ======================         ======================

Diluted income (loss) per common share                             $               (0.0001)        $                  .19
                                                                     ======================         ======================

Diluted weighted average number of common shares outstanding                   794,877,073                        170,000
                                                                     ======================         ======================

                    See accompanying notes to consolidated financial statements

                Vertical Computer Systems, Inc. and Subsidiary

                Consolidated Statements of Stockholders' Equity
                For the Years Ended December 31, 1999 and 1998

                                         Common Stock                       Series A                       Series B
                                    Shares            Amount          Shares         Amount         Shares         Amount
                                 --------------     -----------     -----------     ----------     ----------     ----------
BALANCE, January 1, 1998                170,000    $         2               -     $        -      -       -     $        -

Net income                                    -              -               -              -              -              -
                                 ---------------    -----------     -----------     ----------     ----------     ----------

BALANCE, December 31, 1998                    -              2               -              -              -              -

Issuance of common stock and
  Preferred in
  recapitalization
  transaction (Note 11)             786,433,100          7,864         600,000            600          7,200              7

Conversion of Preferred
  Series A stock (Note 11)          120,000,000          1,200        (600,000)          (600)             -              -

Issuance of common stock
  (Note 11)                          20,000,000            200               -              -              -              -

Non-employee compensation
  expense from options
  issued (Note 10)                            -              -               -              -              -              -

Note receivable from
  shareholder (Note 11)                       -              -               -              -              -              -

Net loss                                      -              -               -              -              -              -
                                 ---------------    -----------     -----------     ----------     ----------     ----------

BALANCE, December 31, 1999          926,603,100    $     9,266               -     $        -          7,200     $        7
                                 ===============    ===========     ===========     ==========     ==========     ==========

                                                                   Note
                                                                Receivable        Additional
                                        Series D                   From            Paid-In           Accumulated
                                  Shares        Amount         Shareholder         Capital             Deficit
                                 ---------     ----------      -------------     -------------     -----------------
BALANCE, January 1, 1998                -     $        -      $           -     $      29,998     $         (45,007)

Net income                              -              -                  -                 -                32,236
                                 ---------     ----------      -------------     -------------     -----------------

BALANCE, December 31, 1998              -              -                  -            29,998               (12,771)

Issuance of common stock and
  Preferred in
  recapitalization
  transaction (Note 11)            25,000             25                  -            27,113                     -

Conversion of Preferred
  Series A stock (Note 11)              -              -                  -              (600)                    -

Issuance of common stock
  (Note 11)                             -              -                  -           299,800                     -

Non-employee compensation
  expense from options
  issued (Note 10)                      -              -                  -            31,860                     -

Note receivable from
  shareholder (Note 11)                 -              -           (166,984)

Net loss                                -              -                  -                 -               (50,056)
                                 ---------     ----------      -------------     -------------     -----------------

BALANCE, December 31, 1999         25,000     $       25      $    (166,984)    $     388,171     $         (62,827)
                                 =========     ==========      =============     =============     =================


                                       Total
                                  -------------
BALANCE, January 1, 1998         $     (15,007)

Net income                              32,236
                                  -------------

BALANCE, December 31, 1998              17,229

Issuance of common stock and
  Preferred in
  recapitalization
  transaction (Note 11)                 35,609

Conversion of Preferred
  Series A stock (Note 11)                   -

Issuance of common stock
  (Note 11)                            300,000

Non-employee compensation
  expense from options
  issued (Note 10)                      31,860

Note receivable from
  shareholder (Note 11)               (166,984)

Net loss                               (50,056)
                                  -------------

BALANCE, December 31, 1999       $     167,658
                                  =============

                   See accompanying notes to consolidated financial statements.

                Vertical Computer Systems, Inc. and Subsidiary

                     Consolidated Statements of Cash Flows

                                                                                     Years Ended December 31,
                                                                       ----------------------------------------------------
                                                                               1999                           1998
                                                                       ----------------------         ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                   $             (50,056)        $              32,236

   Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                        7,316                         6,041
   Gain on investment                                                                 (5,627)                       (2,860)
   Provision for bad debts                                                                 -                        14,900
   Stock options issued                                                               31,860                             -
   Changes in assets and liabilities:
   Accounts receivable                                                                (8,458)                      (20,898)
   Receivable from shareholder                                                      (166,984)                      (23,988)
   Receivable from related party                                                      (8,670)                      (21,577)
   Deposits                                                                           (4,000)                            -
   Other receivable                                                                   (5,697)                            -
   Accounts payable                                                                   89,387                        29,206
   Due to officer                                                                     15,453                             -
   Due to shareholder                                                                 13,708                       (25,022)
                                                                        ---------------------         ---------------------

Net cash used in operating activities                                                (91,768)                      (11,962)
                                                                        ---------------------         ---------------------

Cash flows from investing activities:
   Proceeds from sale of subsidiary                                                   70,000                             -
   Payments for equipment                                                             (6,573)                       (8,118)
                                                                        ---------------------         ---------------------

Net cash provided by (used in) investing activities                                   63,427                        (8,118)
                                                                        ---------------------         ---------------------

Cash flows from financing activities:
   Proceeds from private placement                                                   269,300                             -
   Payment on note payable                                                           (38,344)                            -
                                                                        ---------------------         ---------------------

Net cash provided by financing activities                                            230,956                             -
                                                                        ---------------------         ---------------------

NET INCREASE IN CASH                                                                 202,615                       (20,080)

CASH AND CASH EQUIVALENTS, beginning of year                                           8,309                        28,389
                                                                        ---------------------         ---------------------

CASH AND CASH EQUIVALENTS, end of year                                 $             210,924         $               8,309
                                                                        =====================         =====================

                   See accompanying notes to consolidated financial statements.

                Vertical Computer Systems, Inc. and Subsidiary

                  Notes to Consolidated Financial Statements

NOTE 1.  ORGANIZATION

Vertical Computer Systems, Inc. (the "Company") was incorporated in the State of Delaware in April 1993. The Company has operated as a non-reporting public shell company, with a wholly-owned subsidiary. On October 21, 1999, the Company acquired all the outstanding capital stock of Externet World, Inc. ("EW"), with the issuance of 786,433,100 shares of the Company's common stock. The issuance of the Company's common stock to the shareholders of EW made the Company become an active operating entity. Generally accepted accounting principles requires that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose. Therefore, this transaction has been accounted for as a "reverse acquisition" for financial reporting purposes. The relevant acquisition process utilizes the capital structure of Vertical Computer Systems, Inc. and the assets and liabilities of EW are recorded at their historical cost. EW is the continuing operating entity for financial reporting purposes and the financial statements prior to October 21, 1999 represent EW's financial position and results of operations. The net assets of $35,609 of Vertical Computer Systems, Inc. are included as of October 21, 1999. Although EW is deemed to be the acquiring company for financial accounting and reporting purpose, the legal status of the Company as the surviving corporation does not change. The transaction is treated for accounting purposes as a recapitalization of EW. Accordingly, proforma information normally required for business combinations is not presented. The Company is a software development company, which provides global e-commerce solutions. During December 1999, the Company acquired the software rights to EMILY, a computer language, which assists the Company in the development of software products.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any such losses in such accounts.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred, whereas, additions, renewals, and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

LONG-LIVED ASSETS

Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes sales and related cost of sales of software products and services under the percentage of completion method, in accordance with ARB 45.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" SFAS 123, establishes a fair value method of accounting for stock-based compensation plans and for transactions in which a company acquires goods or services from non-employees in exchange for equity instruments. The Company has adopted this accounting standard. SFAS 123 also gives the option to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock issued to Employees," or SFAS 123. The Company elected to follow APB 25 which measures compensation cost for employee stock options as the excess, if any, of the fair market price of the Company's stock at the measurement date over the amount an employee must pay to acquire stock.

INCOME TAXES

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards, ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). The statement replaces the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings
(loss) per share.

On February 7, 2000, the Company executed a 20-for-1 stock split of the Company's Common Stock. Accordingly, all weighted average share and per share amounts have been restated to reflect the stock split.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, accounts receivable and accounts payable, approximate fair value due to their short maturities.

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (SFAS 133), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities
- Deferral of the effective date of FASB Statement No. 133 - an amendment of FASB Statement No. 133 ("SFAS 133"), defers the effective date of SFAS 133 to be effective for financial statements ending after June 15, 2000. The Company does not expect adoption of SFAS No. 133 to have a material effect, if any, on its financial position or results of operations.

NOTE 3.  PROPERTY AND EQUIPMENT

As of December 31, 1999, property and equipment consist of the following:

                                                                       Amount
                                                                 ----------------
Equipment                                                      $          23,878
Leasehold improvements                                                    12,218
Furniture and fixtures                                                     6,682
Less accumulated depreciation                                            (14,010)
                                                                 ----------------

                                                               $          28,768
                                                                 ================

NOTE 4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 1999, accounts payable and accrued liabilities consist of the following:


                                                                    Amount
                                                               ---------------
Accounts payable                                             $         28,685
Payroll taxes payable                                                  71,141
Accrued liabilities                                                    21,651
                                                               ---------------

                                                             $        121,657
                                                               ===============

NOTE 5.  RECEIVABLE DUE FROM RELATED PARTY

The Company conducts business and has an investment with a related party which it accounts for under the equity method. On the accompanying consolidated balance sheet, receivables from the related party consisted of trade accounts receivable of $26,196 and $4,051 of cash advances made to the company. No interest is accrued on any cash advances. Included in the accompanying consolidated statements of operations are approximate sales to the related party of $62,000 and approximate cost for those sales of $3,600 for the year ended December 31, 1999.

NOTE 6.  NOTE PAYABLE

On September 29, 1999, the Company obtained a short-term, non-interest bearing note payable in the amount of $10,000.

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 7.  OTHER RECEIVABLES

As of December 31, 1999, other receivables consist of the following:

                                                           Amount
                                                      ---------------
Customer advances - ISC France                      $         21,685
Miscellaneous advances                                         8,000
                                                      ---------------

                                                    $         30,285
                                                      ===============

NOTE 8.  INCOME TAXES

As of December 31, 1999, the Company had net federal operating loss carryforwards and net state operating loss carryforwards of approximately $11,400. The net federal operating loss carryforwards expire in various years through 2017 and net state operating loss carryforwards expire in various years through 2002.

The primary components of temporary differences which give rise to the Company's net deferred tax asset at December 31, 1999 are as follows:

                                                      December 31,
                                                          1999
                                                 ----------------------
Deferred tax asset:
   Net operating losses                        $                24,128
   Valuation allowance                                         (24,128)
                                                 ----------------------
Net deferred tax asset                         $                     -
                                                 ======================

The difference between the effective tax rate and that computed under the federal statutory rate is as follows:

                                                          Years Ended
                                                          December 31,
                                                              1999
                                                     -----------------------
Federal statutory rate                                                   34%
State taxes, net of federal benefit                                       6
Change in valuation allowance                                           (40)
                                                     -----------------------

                                                                          -%
                                                     =======================

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 9.  EARNINGS PER SHARE

The components of basic and diluted earning per share were as follows:

                                                                                  Year Ended December 31,
                                                                       -----------------------------------------------
                                                                              1999                       1998
                                                                       --------------------       --------------------
Numerator
   Net income / (loss)                                               $             (50,056)     $              32,236
   Preferred stock dividends                                                        10,590                         -
                                                                       --------------------       --------------------
   Income/(loss) available for common stockholders                   $             (60,646)     $              32,236
                                                                       ====================       ====================

Denominator
   Weighted average number of common shares outstanding during
     the period                                                                794,877,073                    170,000
   Assumed exercised stock options outstanding                                          **                         **
   Assumed conversion of Series B Preferred Stock                                       **                         **
   Assumed conversion of Series D Preferred Stock                                       **                         **
                                                                       --------------------       --------------------

   Common stock and common stock equivalents used for diluted
     EPS                                                                       794,877,073                    170,000
                                                                       ====================       ====================

Per share amounts
   Basic income/(loss) per share                                     $             (0.0001)     $                0.19
                                                                       ====================       ====================
   Diluted income/(loss) per share                                   $             (0.0001)     $                0.19
                                                                       ====================       ====================


**The effect of outstanding stock options and preferred stock is not included as the result would be anti-dilutive.

NOTE 10.  COMMON STOCK OPTIONS

Incentive Stock Option Plans ("ISOP")

Under the terms of the Company's ISOP, under which options to purchase 50,000,000 shares of common stock can be issued, all key employees are eligible to receive non-assignable and non-transferrable options to purchase shares. The exercise price of any option may not be less than the fair market value of the shares on the date of grant; provided, however, that the exercise price of any option granted to an eligible employee owning more than 10% of the outstanding common stock may not be less than 110% of the fair market value of the shares underlying such option on the date of grant. No options granted may be exercisable more than ten years after the date of grant. The options granted generally vest evenly over a one year period, beginning from the date of grant. During 1999, the Company granted 10,200,000 stock options under the Company's ISOP.

Nonstatutory Stock Options ("NSSO")

During 1999, the Company granted nonstatutory stock options to purchase an aggregate of 24,000,000 shares of common stock to four individuals for services provided. These options are non-assignable and non-transferable, are exercisable over a three year period from the date of grant and vest in various increments through 2001.

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 10.  COMMON STOCK OPTIONS (CONTINUED)

Option activity within each plan is as follows:

                                                                                      Non-            Weighted
                                                              Incentive            Statutory           Average
                                                            Stock Option             Stock              Price
                                                                Plans               Options           Per Share
                                                          ------------------     ---------------    --------------
Options granted range from $0.0005 to $0.025 per share           10,200,000          24,000,000    $       0.0205
                                                          ------------------     ---------------    --------------

Balance outstanding, December 31, 1999                           10,200,000          24,000,000    $       0.0205
                                                          ==================     ===============    ==============

Information relating to stock options at December 31, 1999 summarized by exercise price are as follows:

                                                    Outstanding                                       Exercisable
                               -------------------------------------------------------     -----------------------------------
                                                  Weighted Average                                  Weighted Average
                               -------------------------------------------------------
Exercise Price                                         Life              Exercise                                 Exercise
Per Share                           Shares           (Months)              Price              Shares               Price
                               -----------------   --------------     ----------------     --------------      ---------------
Incentive Stock Option Plan:
   $0.025                            10,200,000             35.5     $          0.025                  -      $             -
                               -----------------   --------------     ----------------     --------------      ---------------

                                     10,200,000             35.5     $          0.025                  -      $             -
                               =================   ==============     ================     ==============      ===============

Nonstatutory Stock Options:
   $0.0005                            6,000,000             35.5     $         0.0005                  -      $             -
   $0.025                            18,000,000             81.0                0.025                  -                    -
                               -----------------   --------------     ----------------     --------------      ---------------
                                     24,000,000             70.0                0.019                  -      $             -
                               =================   ==============     ================     ==============      ===============

All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of the grant, and in accordance with accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's consolidated financial statements. Had compensation cost for stock-based compensation been determined based on the fair value of the grant dates consistent with the method of SFAS 123, the Company's net loss and loss per share for the years ended December 31, 1999 and 1998 would have been increased to the pro forma amounts presented:

                                                                             1999                    1998
                                                                      ------------------      ------------------
Net income/(loss) attributable to common stockholders                 $         (60,646)      $         32,236
Pro forma                                                             $         (93,755)      $         32,236

Diluted income/(loss) per common share                                $          (.0001)      $           0.19
Pro forma                                                             $          (.0001)      $           0.19

The fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1999; expected life of options was 1.5 years, expected volatility of 111%, risk-free interest rate of 5% and a 0% dividend yield. The weighted average fair value on the date of grants for options granted during 1999 was $0.0205 per option.

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 11.  STOCKHOLDERS' EQUITY

COMMON STOCK

On October 21, 1999, the Company issued 786,433,100 shares to acquire all of the outstanding shares of EW in a reverse merger. As such, the original accumulated deficit of the Company prior to the merger was eliminated against additional paid-in capital, since the Company prior to the merger operated as a shell company.

On November 1, 1999, the Company executed a Private Placement, in which they issued 100,000 units comprised of 200 shares of the Company's common stock to be purchased for $0.015 a share and 1 warrant to purchase 200 shares of the Company's common stock for $0.035 per share. In connection with the Private Placement, the Company issued 20,000,000 shares of common stock, which raised $269,300 in proceeds and created a subscription receivable of $30,700. No warrants were exercised at December 31, 1999.

On December 16, 1999, the board of directors approved the conversion of the Company's Preferred Series A stock, into the Company's common stock at a ratio of 200 shares of common stock for every 1 share of Series A stock. In connection with the conversion, the Company issued 120,000,000 shares of the Company's common stock.

PREFERRED STOCK

The Series B Convertible Preferred Stock accrues dividends at 10% per annum and is convertible into common stock at a rate of 75.76 to 1.

The Series D Convertible Preferred Stock accrues dividends at 15% per annum and is convertible into common stock at a rate of 75.76 to 1.

The Company has issued Preferred Stock that pays dividends. The amount declared and accrued at December 31, 1999 was $34,891 and the amount accumulated but not declared was $10,590.

NOTE RECEIVABLE FROM SHAREHOLDER

The Company made various cash advances to a shareholder, which is due to be paid back to the Company and is secured by the Company's common stock.

NOTE 12.  SALE OF ASSETS

Subsequent to the reverse merger (see Note 11), the Company sold certain intangible assets for $75,000. The Company recognized no gain or loss in connection with the sale since the assets were sold at the book value. At December 31, 1999 $5,000 was held in a trust account.

NOTE 13.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Supplemental cash flow information for the years ended December 31, 1999 and 1998 are as follows:

                                                               December 31,
                                           -----------------------------------------------------
                                                   1999                           1998
                                           ----------------------         ----------------------
Cash paid for interest                    $                  480         $                   39
                                           ======================         ======================

Non-cash financing activities for the years ended December 31, 1999 and 1998 were as follows:

                                                                                          December 31,
                                                                                              1999
                                                                                     ----------------------
Conversion of Series A preferred stock into 120,000,000 shares of common stock      $                1,200
                                                                                     ======================

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 14.  COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company leases a building expiring in October 2000. Future minimum rental payments required in excess of one year at December 31, 1999 are as follows:

Year ending December
31,                                                               Amount
----------------------------------------                     --------------
            2000                                            $       57,573
            2001                                                    52,702
            2002                                                    54,282
            2003                                                    55,910
            2004                                                    47,750
                                                             --------------

            Total                                           $      268,217
                                                             ==============


Rental expense for the years ended December 31, 1999 and 1998 was approximately $50,350 and $48,480, respectively.

ROYALTIES

On December 16, 1999, the Company acquired the software rights to EMILY, a computer language, for $5,000. As part of the agreement, the Company agreed to pay royalties every 6 months, based on the net sales of products sold that were developed using the EMILY computer language. Royalties range from 1% to 5% of net sales.

LAWSUITS

The Company is, from time to time, involved in various lawsuits generally incidental to its business operations, consisting primarily of collection actions and vendor disputes. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position, operations or cash flows of the Company.

NOTE 15.  SIGNIFICANT CUSTOMERS

During fiscal 1999, 87% of the Company's net sales were made up of two customers and 90% of net sales were to foreign customers. At December 31, 1999 there were no ongoing contracts. There were no significant customers for fiscal 1998.

NOTE 16.  SUBSEQUENT EVENTS

During January and February 2000, the Company raised $700,000 upon the exercise of 20,000,000 outstanding warrants that were originally granted in connection with the Private Placement in November 1999 (see Note 11).

On February 7, 2000, the Company executed a 20-for-1 stock split (See Note 2).

On February 10, 2000, the Company reached an agreement with a former shareholder of EW, in which 246,470,580 shares of the Company's common stock were cancelled.

                Vertical Computer Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

NOTE 16.  SUBSEQUENT EVENTS (CONTINUED)

On February 28, 2000, the Company raised $10,000,000 through the issuance of 50,000 shares of the Company's Non-Convertible Preferred Series A stock. The shares have voting rights equivalent to common stock and are not entitled to dividends. The Preferred shareholders were also granted 1,000,000 common stock warrants at an exercises price of $1.00 per share. In March 2000, the Company raised $1,000,000 upon the exercise of these warrants.

On March 14, 2000, the Company entered into a joint venture agreement, with a Brazilian company, to establish an international internet portal. On March 30, 2000, the Company entered into a joint venture agreement, with the same Brazilian company, to develop an international marketing program for the Brazilian company's wireless technology.

On April 6, 2000, the Company acquired all the outstanding capital stock of Scientific Fuel, Inc., a company that has no operations and in accordance with SFAS No. 7 is considered a development stage company, for 2,000,000 shares of the Company's common stock.